Exhibit 23. 2
MURRAY, HOGUE & LANNIS
3400 GULF TOWER
PITTSBURGH, PENNSYLVANIA 15219-1908
Website: mhandl.com

Dr. John E. Murray, Jr.	Telephone: (412) 263-5650
Jon Hogue	Facsimile: (412) 263-5660
Timothy Murray	E-Mail: firm@hoguelannis.com
Sandra L. Lannis	Direct Dial (412) 263-5228
Michelle D. Smith	E-Mail: jhogue@hoguelannis.com
February 19, 2009
Confidential
VIA FACSIMILE
Ronald S. Milstein, Esq.
Senior Vice-President and General Counsel
Lorillard Tobacco Company
714 Green Valley Road
PO Box 10529
Greensboro, NC 27404
Dear Mr. Milstein:
     This letter confirms that the permission granted to Lorillard Tobacco Company (“Lorillard”) by Management Science Associates, Inc. (“MSAI”) in my letter to you dated March 6, 2008 is on-going in nature and continues to exist unless withdrawn in writing by MSAI or myself. To avoid all doubt, Lorillard does not need additional consent from MSAI prior to any filing or report that Lorillard makes in which Lorillard is using MSAI’s name in reliance upon my March 6, 2008 letter.
     If there are any questions, please let me know.
Yours truly,
/s/ Jon Hogue
JON HOGUE

MURRAY, HOGUE & LANNIS
3400 GULF TOWER
PITTSBURGH, PENNSYLVANIA 15219-1908
Website: mhandl.com

Dr. John E. Murray, Jr.	Telephone: (412) 263-5650
Jon Hogue	Facsimile: (412) 263-5660
Timothy Murray	E-Mail: firm@hoguelannis.com
Sandra L. Lannis	Direct Dial (412) 263-5228
Michelle D. Smith	E-Mail: jhogue@hoguelannis.com
March 6, 2008
Confidential
VIA FACSIMILE
Ronald S. Milstein, Esq.
Senior Vice-President and General Counsel
Lorillard Tobacco Company
714 Green Valley Road
PO Box 10529
Greensboro, NC 27404
Dear Mr. Milstein:
     I and my law firm represent Management Science Associates, Inc. (“MSAI”). I am writing this letter pursuant to the request of Lorillard Tobacco Company (“Lorillard”) seeking the consent of MSAI for Lorillard to utilize the name of MSAI with respect to certain information that may be provided by Lorillard in filings with the Securities Exchange Commission and/or shareholder reports. MSAI consents to this limited use of MSAI’s name so long as the attribution is in conjunction with data that have been provided by MSAI, which data is fairly and accurately presented.
     If there are any questions, please let me know.
Yours truly,
/s/ Jon Hogue
JON HOGUE